                                                       AUTOMATIC AND FACULTATIVE
                                                    MODIFIED COINSURANCE AGREEMENT

                                                      EFFECTIVE December 15, 2003

                                                     PRUCO LIFE INSURANCE COMPANY
                                              (hereinafter referred to as "THE COMPANY")

                                                         213 Washington Street
                                                     Newark, New Jersey 07102-2992

                                                                  And

                                                       M LIFE INSURANCE COMPANY
                                                         (dba M Financial Re)
                                             (hereinafter referred to as "THE REINSURER")

                                                    1125 NW Couch Street, Suite 900
                                                        Portland, Oregon 97209

                                                           Table of Contents

PREAMBLE           5

b.       CONSIDERATION FOR DECREASE IN MODIFIED
                  COINSURANCE RESERVE..................................................................... 9
c.       CONSIDERATION FOR NET INVESTMENT INCOME.......................................................... 9

12.      RETURN OF PREMIUMS AND CONSIDERATIONS PAYABLE

                                                          Schedules Attached

A........Reinsurance Coverage

B........Notices

C-1......Company Expense Allowances

D........Investment Income Calculation

E........Facultative Reinsurance Application Form

F........Facultative Reinsurance Notification Form

G........Reinsurance Carrier Fact Sheet

                                       AUTOMATIC AND FACULTATIVE MODIFIED COINSURANCE AGREEMENT

                                                               PREAMBLE

Pruco Life Insurance Company ("THE COMPANY") issues life insurance policies known as M Premier VUL ("MPVUL"), as more fully
described in the attached Schedule A.   With respect to up to 50% of the risk, THE COMPANY is participating in a reinsurance program comprised of several reinsurance agreements.  These agreements include the following:
o        This Automatic and Facultative Modified Coinsurance Agreement ("Agreement") between THE COMPANY and M Life Insurance Company
         ("THE REINSURER").
o        One or more Automatic and Facultative Yearly Renewable Term Reinsurance Agreements ("YRT Agreements") between THE COMPANY and various reinsurers.
In the context of the above reinsurance program, the reinsurance provided under the Automatic and Facultative YRT Agreements is known as "THIRD-PARTY REINSURANCE", and the various reinsurers are known as "THIRD-PARTY REINSURERS".

The risk transferred under the THIRD-PARTY REINSURANCE Agreements is a portion of the mortality risk for the policies reinsured under this Agreement.  Said portion of the mortality risk is described in the THIRD-PARTY REINSURANCE Agreements.  This Agreement covers all significant risks other than the portion of the mortality risk covered under the THIRD-PARTY REINSURANCE Agreements.  The portion of the mortality risk assumed by THE REINSURER under this Agreement will not exceed THE REINSURER's retention limit.

With respect to the remaining 50% of the risk, THE COMPANY will retain at least 10% of the policy risk amount on each policy up to its retention limit.  THE COMPANY will cede up to 40% of the policy risk amount through one or more Automatic and Facultative YRT
Agreements between THE COMPANY and various reinsurers.

This Agreement and the THIRD-PARTY REINSURANCE agreements shall operate independently of one another, except where specifically indicated in this agreement.
         ..................
1.       PARTIES TO THE AGREEMENT

         This Agreement is solely between THE REINSURER and THE COMPANY,  a life insurance  company  domiciled in Arizona.  There is no third party beneficiary to this Agreement.  Reinsurance  under this Agreement will not create any right or legal  relationship between THE REINSURER and any other person,  for example,  any insured,  policyowner,  agent,  beneficiary,  or assignee.  THE
         COMPANY  agrees that it will not make THE  REINSURER a party to any  litigation  between any such third party and THE COMPANY.
         THE COMPANY will not use or disclose THE REINSURER's name with regard to THE COMPANY's  agreements or transactions  with these third parties  unless THE REINSURER  gives prior written  approval for the use or disclosure of its name or unless THE COMPANY is compelled by law to do so.

         The terms of this  Agreement are binding upon the parties,  their  representatives,  successors,  and assigns.  The parties to this  Agreement are bound by ongoing and continuing  obligations  and  liabilities  until the later of (1) when this Agreement terminates and (2) when the underlying  policies are no longer in force.  This  Agreement  shall not be bifurcated,  partially assigned, or partially assumed without the consent of the parties.

2.       EFFECTIVE DATE OF THE AGREEMENT

         This Agreement will incept on the date hereof, to be effective as of 12:01 A.M., December 15, 2003 and will cover policies effective on and after that date.  In addition, THE REINSURER agrees to accept reinsurance coverage for policies backdated to save age up to six months prior to the effective date of this Agreement.  The reinsurance coverage for any backdated policies will be effective as of the policy effective date.

3.       SCOPE OF THE AGREEMENT

         The text of this Agreement and all Exhibits,  Schedules and Amendments are considered to be the entire  agreement  between the parties.  There are no other  understandings or agreements  between the parties regarding the policies reinsured other than as expressed in this  Agreement.  The parties may make changes or additions to this  Agreement,  but they will not be  considered to be in effect unless they are made by means of a written amendment that has been signed and dated by both parties.

4.       POLICIES AND RISKS REINSURED UNDER THE AGREEMENT

         THE REINSURER  agrees to indemnify by means of indemnity  reinsurance,  and THE COMPANY agrees to reinsure with THE REINSURER, according to the terms and conditions  hereof,  the portion of the policies on an automatic and facultative basis as described and defined in Schedule A, which are placed in force while this  Agreement  is in effect.  The intent of this  Agreement is to pass all of the underlying  risks  associated with such portion of the original  policies,  including the investment  risk, to
         THE REINSURER without necessitating THE COMPANY to transfer the assets or their cash equivalents to THE REINSURER.

5.       DURATION OF THE AGREEMENT

         The duration of this  Agreement will be unlimited.  However,  either party may terminate the Agreement for new business at any time by giving the other a 90-day prior written  notice.  THE REINSURER  will  continue to accept new  reinsurance  during the
         90-day period.

         Existing  reinsurance  will not be affected by the  termination of this Agreement  with respect to new  reinsurance.  Existing reinsurance  will remain in force until the  termination  or expiry of the  underlying  policies on which the  reinsurance  is based and THE REINSURER  fulfills all of its  obligations  under this  Agreement,  provided that THE COMPANY  continues to pay reinsurance  premiums as described in Section 11.  However,  existing  reinsurance  may be terminated  in accordance  with the recapture provision described in Section 24.

6.       BASIS OF REINSURANCE

         Reinsurance under this Agreement will be on the Modified Coinsurance (Modco) basis.

7.       AUTOMATIC REINSURANCE

         THE REINSURER agrees to  automatically  accept  contractual  risks on the life insurance plans shown in Schedule A, subject to the following requirements:

a.       CONVENTIONAL  UNDERWRITING.  Automatic  reinsurance  applies  only  to  insurance  applications  underwritten  by THE  COMPANY according to THE COMPANY's  conventional  underwriting  and issue rules and  practices.  Upon request,  THE COMPANY shall provide THE REINSURER with a copy of its current underwriting and issue practices and guidelines.

              From time to time,  it may be  appropriate  for THE COMPANY or THE REINSURER to request of the other party changes in the underwriting  practices.  The party  requesting  the change must provide a 120-day  advance  written  notice to the other party before the effective date of such change.  Recognition  of reinsurance  premium rates related to these changes must be determined  within the 120-day  period.  If the  underwriting  change or rate change is  unacceptable to either party, this Agreement may be unilaterally  terminated for acceptance of new business with a 90-day written termination notice to the other party.

b.       RESIDENCE AND TRAVEL.  To be eligible for automatic  reinsurance,  each insured must either be a resident of the United States or Canada at the time of issue or be a  resident  of  another  country  that  meets THE  COMPANY's  special  underwriting requirements  pertaining to foreign  residence.  However,  automatic  reinsurance will not be available if the conditions stated in either Foreign Travel Exclusions or Foreign Residence Exclusions in Schedule A apply.

c.       OCCUPATION.  To be eligible  for  automatic  reinsurance,  the insured must not be employed in an  occupation  as shown in the
              Occupation Exclusion List in Schedule A.

d.       AUTOMATIC  ACCEPTANCE  LIMIT.  For any policy to be reinsured  under automatic  reinsurance,  the face amount shall not exceed the Automatic Acceptance Limit as shown in Schedule A.

e.       JUMBO LIMIT.  For any policy to be reinsured under automatic  reinsurance,  the total amount of insurance in force and applied for in all companies shall not exceed the Jumbo Limit as shown in Schedule A.

f.       MINIMUM CESSION.  The minimum amount of reinsurance per cession that THE REINSURER will accept is shown in Schedule A.

g.       FACULTATIVE  QUOTES.  The risk shall not have been submitted on a facultative  basis to any reinsurer other than a THIRD-PARTY
              REINSURER as described in the Preamble.

8.       PORTIONS REINSURED AND RETAINED UNDER AUTOMATIC REINSURANCE

a.       AUTOMATIC  PORTION  REINSURED.  For any policy  reinsured  under  automatic  reinsurance,  the portion  reinsured  is shown in
              Schedule A.

b.       AUTOMATIC PORTION RETAINED.  THE COMPANY will retain,  and not otherwise  reinsure,  an amount of insurance on each life equal to its retention shown in Schedule A.

9.       FACULTATIVE REINSURANCE

         THE COMPANY may apply for  facultative  reinsurance  with THE REINSURER on a risk if the automatic  reinsurance  terms are not met or if the terms are met and it prefers to apply for facultative  reinsurance.  To obtain a facultative  reinsurance quote,
         THE COMPANY must submit the following:

a.       A form substantially similar to the "Application for Reinsurance" form shown in Schedule E.

b.       Copies of the original insurance  application,  medical examiner's reports,  financial  information,  and all other papers and information obtained by THE COMPANY regarding the insurability of the risk.

         After receipt of THE COMPANY's  application,  THE REINSURER  will promptly  examine the material and notify THE COMPANY either of the  terms and  conditions  of THE  REINSURER's  offer  for  facultative  reinsurance  or that no offer  will be made.  THE
         REINSURER's  offer expires 120 days after the offer is made unless the written offer  specifically  states  otherwise.  If THE
         COMPANY  accepts THE  REINSURER's  offer,  then THE COMPANY will make a dated notation of its  acceptance in its  underwriting file and mail as soon as possible a formal  reinsurance  cession to THE REINSURER  using a form  substantially  similar to the
         Notification  of  Reinsurance  form shown in  Schedule  F. If THE  COMPANY  does not accept THE  REINSURER's  offer,  then THE
         COMPANY will notify THE REINSURER in writing as soon as possible.

10.      COMMENCEMENT OF REINSURANCE COVERAGE

         Commencement of THE REINSURER's reinsurance coverage on any policy or pre-issue risk under this Agreement is described below.

a.       AUTOMATIC  REINSURANCE.  THE REINSURER's  reinsurance coverage for any policy that is ceded automatically under this Agreement will begin and end simultaneously with THE COMPANY's contractual liability for the policy reinsured.

              In  addition,  THE  REINSURER  will be liable for  benefits  paid under THE  COMPANY's  conditional  receipt or temporary insurance  agreement if all of the  conditions for automatic  reinsurance  coverage under Section 7 of this Agreement are met. THE  REINSURER's  liability for such  benefits  will be on the same basis as its liability for death claim  benefits described in Section 13. THE  REINSURER's  liability  under THE  COMPANY's  conditional  receipt or  temporary  insurance agreement  is limited to the lesser of (1) THE  REINSURER's  reinsured  portion of the face  amount of the policy and (2)
              $500,000.

b.       FACULTATIVE  REINSURANCE.  THE  REINSURER's  reinsurance  coverage  for any  policy  that is ceded  facultatively  under  this
              Agreement shall begin when THE COMPANY accepts THE REINSURER's  offer by making a dated notation of its acceptance in its underwriting file.

              In  addition,  THE  REINSURER  will be liable for  benefits  paid under THE  COMPANY's  conditional  receipt or temporary insurance agreement if all of the conditions for facultative  reinsurance  coverage under Section 9 of this Agreement are met. THE  REINSURER's  liability for such  benefits  will be on the same basis as its liability for death claim  benefits described in Section 13. THE  REINSURER's  liability  under THE  COMPANY's  conditional  receipt or  temporary  insurance agreement is limited to the lesser of (1) THE REINSURER's  reinsured portion of the face amount of the policy and (2) the portion of $1,000,000  that is derived as the amount of capacity  reserved by THE COMPANY from THE  REINSURER  divided by the sum of the total amount of capacity  reserved by THE COMPANY from all reinsurers and the amount to be retained by THE
              COMPANY.

c.       PRE-ISSUE  COVERAGE.  The pre-issue coverage for benefits paid under THE COMPANY's  conditional receipt or temporary insurance agreement  will be effective  once all initial  medical  exams and tests have been  completed.  The  pre-issue  liability applies  only  once on any  given  life at one time no  matter  how many  conditional  receipts  or  temporary  insurance agreements  are in effect.  After a policy has been issued,  no  reinsurance  benefits are payable  under this  pre-issue coverage provision.

11.      PREMIUMS AND CONSIDERATIONS PAYABLE BY THE COMPANY

         a.   REINSURANCE PREMIUMS.  To place new policies for reinsurance hereunder, or to continue the reinsurance of policies already reinsured hereunder, THE COMPANY shall pay THE REINSURER a reinsurance premium.  The reinsurance premium shall be paid for each and every accounting period (as described in Section 17 of this Agreement) for the duration of this
              Agreement, on all policies in force at the beginning of the accounting period plus those that became in force during such accounting period under this Agreement.  The reinsurance premium will equal the premium actually collected by THE
              COMPANY, for such then current accounting period, on the portion of the policies reinsured hereunder.  The reinsurance premium will be reduced by any premiums paid to any THIRD-PARTY REINSURER covering any part of THE REINSURER's portion of the policies reinsured hereunder.  The reinsurance premium will be increased by any return of premiums paid from the
              THIRD-PARTY REINSURER covering any part of THE REINSURER's portion of the policies reinsured hereunder.

         b.   CONSIDERATION FOR DECREASE IN MODIFIED COINSURANCE RESERVE.  THE COMPANY shall pay to THE REINSURER, for each and every accounting period for the duration of this Agreement, the amount by which the modified coinsurance reserve as defined in
              Section 15, in the aggregate, on the portion of the policies reinsured hereunder, has declined since the beginning of such then current accounting period, if any.  The amount of such decrease for such then current accounting period shall be determined by subtracting the amount of the Modco reserve on the portion of the policies reinsured hereunder as of the end of the current accounting period, from the amount of the Modco reserve on the portion of the policies reinsured hereunder as of the end of the immediately preceding accounting period.  Should such calculation result in a positive number, this shall be the amount of decrease for the current accounting period.  Should the result of such calculation result in a negative result, the amount of decrease for the current accounting period shall be zero or none.

         c.   CONSIDERATION FOR NET INVESTMENT INCOME.  THE REINSURER is obligated, in accordance with Section 11 a., to return all or a portion of the reinsurance premium to THE COMPANY as a Modco adjustment.  Under coinsurance, THE REINSURER would have retained all of such money for its own account and enjoyed the investment income thereon to help defray the liabilities of the reinsured policies.  However, under Modco, THE REINSURER has allowed THE COMPANY to retain such assets.
              Therefore, THE COMPANY agrees to remit, for each and every accounting period for the duration of this Agreement, as part of the settlements to THE REINSURER, any positive investment income on such assets, as provided for in Schedule D attached hereto, and by this reference made a part hereof.  However, in the event that such investment income is negative, THE REINSURER shall pay THE COMPANY the negative investment income on such assets.  Furthermore, the parties hereto agree that retention of the assets by THE COMPANY is not intended to in any way diminish or dilute the investment risk transferred to THE REINSURER through the calculation of the investment income amount in Schedule D.

12.      RETURN OF PREMIUMS AND CONSIDERATIONS PAYABLE BY THE REINSURER

         a.   INCREASE IN THE MODIFIED COINSURANCE RESERVE. THE REINSURER shall pay to THE COMPANY, for each and every accounting period for the duration of this Agreement, the amount by which the Modco reserve as defined in Section 15, in the aggregate, on the portion of the policies reinsured hereunder, has increased since the beginning of such then current accounting period, if any.  The amount of such increase for such then current accounting period shall be determined by subtracting the amount of the Modco reserve on the portion of the policies reinsured hereunder as of the beginning of the then current accounting period from the amount of the Modco reserve on the portion of the policies reinsured hereunder as of the end of the then current accounting period.  Should such calculation result in a positive number, this shall be the amount of increase for the current accounting period.  Should the result of such calculation result in a negative amount, the amount of increase for the current accounting period shall be zero or none.

         b.   SALES EXPENSE ALLOWANCE. THE REINSURER shall reimburse THE COMPANY for a sales expense allowance comprised of compensation to the producers, overrides and overhead, as defined in Schedule C-1, for such then current accounting period on the portion of the policies eligible for commissions and reinsured hereunder for each and every accounting period for the duration of this Agreement.  However, any increase in the dollar amount of compensation or reimbursement in any producer or agency contract will be reimbursable under this Agreement only with the express written consent of
              THE REINSURER.  THE REINSURER agrees to not unreasonably withhold such consent.

         c.   ADMINISTRATION EXPENSE ALLOWANCE. THE REINSURER shall reimburse THE COMPANY for the expenses THE COMPANY incurs from the issuance and administration costs on the portion of the policies reinsured hereunder.  Such amounts shall be as defined in Schedule C-1.

         d.   ALLOWANCE  FOR PREMIUM  TAXES.  THE  REINSURER  shall  reimburse  THE COMPANY for all state and local  premium  taxes and retaliatory  taxes  payable  by THE  COMPANY  for the  portion of the  policies  reinsured  hereunder  for each and every accounting  period for the duration of this Agreement.  For each policy  reinsured  under this  Agreement,  the amount of premium taxes to be reimbursed shall equal the Reinsurance  Premiums for such then current  accounting  period as defined in Section 11 a. above  multiplied by the tax rate for the insured's  state of residence.  Such tax rates are included in a table  referred to by THE COMPANY as  "Statutory  State  Premium Tax Rates." THE COMPANY  shall  update this table from time to time as state  premium  tax  rates  change.  For each  policy  reinsured  under  this  Agreement,  the  amount of retaliatory  taxes to be  reimbursed  shall equal the  Reinsurance  Premiums for such then current  accounting  period as defined in Section 11 a.  above  multiplied  by the excess of tax rate in the State of Arizona  over the tax rate for the policyowner's state of residence.

              Furthermore,  THE REINSURER shall reimburse THE COMPANY for any additional  premium taxes or retaliatory taxes payable by
              THE COMPANY as a result of any state premium tax audits.  If, any such audit results in a reimbursement  of premium taxes or retaliatory  taxes to THE COMPANY,  then THE COMPANY will  reimburse THE REINSURER for any such amounts.  In addition,
              THE COMPANY will reimburse THE REINSURER for any additional  premium taxes or retaliatory  taxes payable by THE REINSURER as a result of any state premium tax audits.

13.      BENEFITS

a.       NOTICE.  THE COMPANY will provide THE REINSURER with  notification of claims reported.  In addition,  THE COMPANY will provide
              THE REINSURER with a notification of each claim incurred within the first two policy years (individually,  a "Contestable claim" and collectively  "Contestable  Claims") on policies reinsured where THE REINSURER'S net amount at risk is greater than or equal to $100,000, along with all relevant information including, but not limited to, claim proofs.

              For all other  claims,  after THE COMPANY has received all proper claim proofs and paid the claim,  THE COMPANY will send
              THE REINSURER an itemized  statement of amounts due THE COMPANY along with all relevant  information  with respect to the claim,  including the claim proofs.  However,  claim proofs will not be required by THE REINSURER if THE  REINSURER's net amount at risk is less than or equal to $100,000 and THE COMPANY has paid the claim in full.  In such cases,  THE COMPANY will provide THE REINSURER with the cause of death.

b.       LIABILITY.  THE  REINSURER  will accept the decision of THE COMPANY on payment of a death claim  benefit or surrender  benefit
              ("benefits")  on a policy  reinsured  hereunder.  For death claims,  THE COMPANY will use its normal and customary  claim adjudication procedures, as updated from time to time.

c.       PAYMENT.  THE REINSURER  will pay its  proportionate  share of such death claim benefit or surrender  benefit in a lump sum to
              THE COMPANY without regard to the form of settlement of THE COMPANY.  THE REINSURER will pay its proportionate  share for all death claims authorized by THE COMPANY.

              In addition,  THE  REINSURER  will pay its share of any death claims  reported for the first time during the then current accounting  period  and not yet  paid.  In the event  that such an unpaid  claim is not  authorized  for  payment  by THE
              COMPANY, THE COMPANY will refund the payment made by THE REINSURER.

              The term "death claim  benefit"  shall mean all death claim  payments  made by THE COMPANY on the portion of the policies reinsured  hereunder less any benefits payable to THE COMPANY from any THIRD-PARTY  REINSURANCE  covering any part of THE
              REINSURER's  portion of the  policies  reinsured  hereunder.  The term  "surrender  benefit"  shall mean all  payments of surrender values made by THE COMPANY on the portion of the policies reinsured hereunder.

d.       CONTESTABLE  AND CONTESTED  CLAIMS.  For  Contestable  Claims  greater than or equal to $100,000,  THE REINSURER will have the right to advise THE COMPANY as to whether the claim should be paid or denied.  THE REINSURER  will have two business days to review the  information  and offer advice to THE COMPANY.  Any advice  offered by THE REINSURER will not be binding on
              THE COMPANY.

              THE COMPANY will advise THE REINSURER of any intention to contest a claim  involving a policy  reinsured  hereunder.  THE
              REINSURER may choose not to participate in the contest of such a Contestable  Claim.  THE REINSURER will have 10 business days to communicate to its decision to THE COMPANY.  If THE REINSURER  chooses not to participate,  it will discharge its liability by immediately paying to THE COMPANY the full amount of THE REINSURER's  liability on the portion of the policy reinsured under this Agreement, regardless of any subsequent outcome of such contest.

e.       CLAIM  EXPENSES.  THE  REINSURER  will pay its share of any interest  paid by THE COMPANY on any claim  payment.  In addition,
              THE REINSURER  will pay its share of the unusual  expense of THE COMPANY of  adjudicating  contestable  claims  including investigation  expenses and compensation  expenses charged by THE COMPANY's Special Investigation Unit. The term "unusual expense" shall mean all reasonable and customary  expenses of THE COMPANY  associated  with the  contestable  claim other than normal and  customary  claim  administration  expenses  that are  commonly  incurred  with the normal and  customary settlement of  non-contestable  claims.  Also,  expenses  incurred in connection with a dispute or contest arising out of conflicting  claims of  entitlement  to policy  proceeds or benefits that THE COMPANY  admits are payable are not a claim expense under this  Agreement.  Notwithstanding  the above,  THE REINSURER will not be liable for any portion of interest or unusual expenses for any period of time after THE REINSURER chooses not to participate in a contested,  compromised or litigated claim.

f.       EXTRACONTRACTUAL  DAMAGES.  Generally,  THE REINSURER will not  participate  in punitive or  compensatory  damages,  which are awarded against THE COMPANY as a result of an act,  omission or course of conduct  committed by THE COMPANY or its agents in connection with the policies reinsured under this Agreement.  THE REINSURER will, however,  pay its share of statutory penalties  awarded  against THE COMPANY in  connection  with the policies  reinsured  under this  Agreement.  The parties recognize that  circumstances  may arise in which equity would require THE REINSURER,  to the extent permitted by law, to share  proportionately in certain assessed punitive or compensatory  damages.  Such circumstances are difficult to define in advance,  but generally  would be those  situations  in which THE REINSURER was an active party and in writing  either directed,  consented to, or ratified the act,  omission,  or course of conduct of THE COMPANY which ultimately results in the assessment of punitive and/or  compensatory  damages.  In such situations,  THE COMPANY and THE REINSURER would share such damages assessed in equitable proportions.

              For purposes of the provision, the following definitions will apply:

              "Punitive Damages" are those damages awarded as a penalty, the amounts of which are not governed or fixed by statute;

              "Statutory Penalties" are those amounts that are awarded as a penalty, but are fixed in amount by statute;

              "Compensatory  Damages" are those amounts  awarded to compensate for actual damages  sustained,  and are not awarded as a penalty, nor fixed in amount by statute.

14.      MISREPRESENTATION AND SUICIDE

         If either a  misrepresentation  on an application or a death of an insured by suicide results in the return of policy premiums by THE COMPANY under the policy rather than payment of policy benefits,  then all premiums and considerations  paid under this
         Agreement  for such policy will be returned by THE  REINSURER  and THE COMPANY to the other party.  If there is an  adjustment for a misrepresentation or misstatement of age or sex, a corresponding adjustment to the reinsurance benefit will be made.

15.      MODIFIED COINSURANCE RESERVES

         The Modco reserve for this Agreement shall be an amount equal to the gross  statutory  reserves on the portion of the policies reinsured  hereunder  as of the close of such  accounting  period  for which this  calculation  is being  made.  For the first accounting  period after the Effective Date of this Agreement,  the beginning Modco reserve for purposes of the calculation of increase or decrease in the Modco reserve shall be zero.

         The term "statutory reserve(s)" or "gross statutory  reserve(s)," whenever used for the purpose of this Agreement,  shall mean the total Separate Account and General Account reserves calculated under the State of Arizona's  insurance  regulations and in accordance with accepted actuarial industry practice,  on the portion of the policies reinsured hereunder,  had this Agreement not been placed in effect.

16.      QUARTERLY ACCOUNTING REPORTS

         The  accounting  period for all  reports  and  settlements  described  herein will be on a calendar  quarter  basis.  For each calendar quarter,  THE COMPANY will provide THE REINSURER a quarterly  accounting report within twenty calendar days following the end of the calendar  quarter.  Such reports shall include  information  on the amount of reinsurance  premium,  commission and expense allowances, benefits, Modco reserves, and gross statutory reserves,

         for the then  current  accounting  period.  Whenever the term "the then current  accounting  period" is used herein,  it shall mean the calendar  quarter for which the reports  contained  herein are being  prepared and not the calendar  quarter in which the actual  preparation of the report occurs.  Whenever the term "beginning or opening"  accounting  period is used herein, it shall be the first day of such then current  accounting  period or, for the first  accounting  period,  the Effective  Date of this  Agreement.  Furthermore,  opening  or  beginning  reserves  shall  mean  the  reserve  as of the end of the  immediately preceding  calendar quarter.  Whenever,  the term "ending or closing"  accounting period is used herein it shall mean the last day of the then current  calendar  quarter or, in the event of the final  quarter,  the date of expiration or  termination  of this Agreement.

17.      QUARTERLY CASH FLOW SETTLEMENTS

         Quarterly cash flow settlements  shall be determined on a net basis as of the last day of each calendar  quarter.  Settlements shall be due and  payable  thirty  calendar  days  following  the end of each  accounting  period.  The  quarterly  accounting settlement shall be an amount equal to the following:

a.       the reinsurance premium as described in Section 11 a.; plus
b.       any decrease in the Modco reserve as described in Section 11 b.; plus
c.       any positive investment income consideration as described in Section 11 c.; less
d.       any increase in the Modco reserve as described in Section 12 a.; less
e.       any negative investment income consideration described in Section 11 c.; less
f.       the commission as described in Section 12 b.; less
g.       the administration expense allowance as described in Section 12 c.; less
h.       the premium taxes as described in Section 12 d.; less
i.       benefits as described in Section 13.

         Should the above  calculation  result in a net  positive  cash  flow,  such net  amount is due and  payable to THE  REINSURER.
         Should the above  calculation  result in a negative  net cash flow,  such net amount is due and  payable to THE  COMPANY.  All financial transactions under this Agreement will be in United States dollars.

18.      ESTIMATES AND DELAYS
         If the amounts  cannot be  determined  on an exact basis within the time period  defined in Section 16, such  payments will be paid in accordance with a mutually  acceptable formula,  which will approximate the actual payments.  Adjustments will then be made to reflect actual amounts when such information is available.  Any such  adjustments will include an interest  adjustment as defined below.

         If there is a delay in a  settlement  payment,  other  than one  caused by a delay in the  execution  of this  Agreement,  THE
         COMPANY  will pay an  interest  penalty as  described  below.  If there is a delay in a  settlement  payable to THE  REINSURER because the quarterly  accounting report was produced more than twenty days following the end of the accounting  period,  then there will be an interest penalty as described below, payable by THE COMPANY to THE REINSURER.

         The interest  adjustments  and penalties  described above will be calculated for each one month period for which the amount is overdue.  The  annual  interest  rate to be used in such  calculation  shall  equal the  London  Interbank  Offered  Rate,  US
         Denomination-Fixed One-month, (LIBOR) in effect at the beginning of each period.

         If a settlement  payable to THE  REINSURER  is  forty-five  days past due,  for reasons  other than (1) they could not be made prior to the  execution  of this  Agreement  or (2) those  due to error or  omission  as  defined  below in  Section  27,  the settlement  will be considered  in default,  and THE  REINSURER  may  terminate  the  reinsurance  by providing a 15-day prior written  notice to THE  COMPANY.  Reinsurance  will end at the end of such  15-day  period  provided  that the  payment is not received  within that 15-day  period.  THE COMPANY will be liable for the  prorated  reinsurance  premiums to the  termination date. At the end of this 15-day period, THE REINSURER's  liability will  automatically  terminate for all reinsurance on which balances  remain due and unpaid,  including  reinsurance on which  balances  became due and unpaid during and after the 15-day notice period.

         THE COMPANY may reinstate  reinsurance  terminated  for  non-payment  of balances due at any time within 60 days following the date of termination.  However,  THE REINSURER will have no liability for claims incurred  between the termination date and the reinstatement date.

         THE COMPANY  agrees that it will not force  termination of this  Agreement  under the  provisions of this paragraph  solely to avoid the recapture requirements or to transfer the block of business reinsured to another reinsurer.

         If a  settlement  payable to THE  COMPANY is sixty days past due,  for  reasons  other than those due to error or  omission as defined below in Section 27, the settlement  will be considered in default,  and THE COMPANY may recapture the  reinsurance as described in Section 24.

19.      ANNUAL ACCOUNTING REPORTS AND TAX SETTLEMENTS
         The  parties  agree to  mutually  exchange  any and all  reasonable  information,  reports,  listings  or other data as may be required to properly complete their respective Annual  Statements,  or GAAP Statements for such calendar year for the duration of this  Agreement.  All such  information  shall be made  available  within twenty  working days of the date such request for information  was first made. The parties agree that it shall pay to the other party an annual  settlement for DAC taxes within thirty days after the close of such calendar year in accordance with the following formula:
         DACPayt = (T/k)*(.95*Cct - At),    where

DACPayt, = DAC Tax Payment for calendar year t.
T = tax rate (currently equal to .35).
k = 1 - T*(1+.95*CR).
CR = DAC Tax capitalization rate (currently equal to .077 for individual life insurance).
Cct = CR*(Pt - NCFt).
Pt = reinsurance premiums for the calendar year t.
NCFt, = sum of the quarterly cash flow settlements for the year as defined in Section 17.
A t = amortization of prior years’ DAC tax capitalization's calculated as
(.05)*C t-10 + (.1)* Σ C t-a, where a=1 to 9
C t = CR*(P t - NCF t + DACPay t)

         Should the above  calculation for the DAC Tax Payment be positive,  such amount is due and payable to THE COMPANY.  Should the above calculation for the DAC Tax Payment be negative, such amount is due and payable to THE REINSURER.

         Should a material  change  occur in either the DAC Tax  capitalization  rate (CR),  as  defined  in IRC  Section  848,  or the
         Corporate Tax Rate (T) applicable for Life Insurance Companies, then these rates should be adjusted accordingly.

20.      DAC TAX AGREEMENT

         THE COMPANY and THE  REINSURER,  herein  collectively  called the "Parties",  or singularly the "Party",  hereby enter into an election under Treasury  Regulations  Section 1.848-2(g) (8) as promulgated under the Internal Revenue Code, as found in Title
         26 of the United  States  Code,  hereinafter  referred  to as the  Regulations  and the IRC.  Both  parties  agree to make the election  contemplated  by this Section by timely  attaching to their U.S.  tax returns the schedule  contemplated  by Section
         1.848-2(g)(8)(ii) of the Regulations.  Furthermore, the parties agree to the following:

a.       For each taxable year under this  Agreement,  the party with the net positive  consideration,  as defined in the  Regulations, will  capitalize  specified  policy  acquisition  expenses with respect to this  Agreement  without regard to the general deductions limitation of Section 848 (c) (1);

b.       THE COMPANY and THE REINSURER  agree to exchange  information  pertaining to the net  consideration  under this Agreement each year to insure consistency or as otherwise required by the Internal Revenue Service;

c.       THE COMPANY will submit to THE  REINSURER by May 1 of each year its  calculation  of the net  consideration  for the preceding calendar year.

d.       THE REINSURER may contest such  calculation  by providing an  alternative  calculation to THE COMPANY in writing within thirty days of THE  REINSURER's  receipt of THE  COMPANY's  calculation.  If THE REINSURER  does not so notify THE COMPANY,  THE
              REINSURER will report the net  consideration  as determined by THE COMPANY in THE REINSURER's tax return for the previous calendar year;

e.       If THE REINSURER contests THE COMPANY's  calculation of the net consideration,  the parties will act in good faith to reach an agreement as to the correct amount within thirty days of the date THE REINSURER submits its alternative  calculation.  If
              THE COMPANY and THE REINSURER do not reach agreement on the net amount of consideration  within such 30-day period,  then the net amount of  consideration  for such year shall be determined by an independent  accounting firm acceptable to both
              THE COMPANY and THE REINSURER  within twenty days after the  expiration  of such 30-day  period.  Both parties will share the costs of the independent accounting firm.

f.       THE COMPANY and THE  REINSURER  agree that this  election  shall first be effective for the 2005 calendar tax year and will be effective for all subsequent taxable years for which this Agreement remains in effect.

         THE REINSURER and THE COMPANY represent and warrant that they are subject to U.S. taxation under either Subchapter L of
         Chapter 1, or Subpart F of Subchapter N of Chapter 1 of the Internal Revenue Code of 1986, as amended.
21.      OFFSET TO PAYMENTS
         All money due to either THE COMPANY or THE  REINSURER  under this  Agreement  shall be offset  against each other,  dollar for dollar, regardless of any insolvency of either party.

22.      POLICY CHANGES

a.       NOTICE.  If a reinsured  policy is changed,  as described  below, a  corresponding  change will be made in the reinsurance for that policy.

b.       INCREASES.  If a request for an increase in the amount of insurance is made for a reinsured  policy and the insured  meets THE
              COMPANY's  underwriting  requirements  and THE  COMPANY  approves  the  increase  under the  policy,  then the  amount of reinsurance  under this  Agreement  will be  adjusted  as of the  effective  date of the  increase.  If a request  for an increase does not meet all of the terms of automatic reinsurance,  then THE COMPANY may apply for facultative reinsurance as stated in Section 9.

c.       REDUCTION OR  TERMINATION.  If the amount of  insurance  on a reinsured  policy is reduced,  the  reinsurance  will be reduced proportionately as of the effective date of the reduction.

              If a reinsured policy is terminated, the reinsurance will cease on the date of such termination.

d.       PLAN  CHANGES.  If a reinsured  policy is changed to another  plan of insurance  that is not  currently  reinsured  under this
              Agreement as defined in Schedule A, then the  reinsurance  under this  Agreement will cease with respect to the policy as of the effective date of the change.

              If a policy that is not reinsured  under this  Agreement is changed to a plan that is reinsured  under this  Agreement as defined  in  Schedule A and the  insured  has met THE  COMPANY's  underwriting  requirements  for the plan  change,  then reinsurance will commence as of the policy date of the new policy.

23.      REINSTATEMENTS

         a.     AUTOMATIC  REINSTATEMENT.  If THE COMPANY  reinstates a policy that was originally  ceded to THE REINSURER as automatic reinsurance, the reinsurance under this Agreement shall be reinstated.

         b.     FACULTATIVE  REINSTATEMENT.  If THE COMPANY has been requested to reinstate a policy that was  originally  ceded to THE
                REINSURER as facultative  reinsurance and the  reinstatement  is processed under THE COMPANY's Long Form  Reinstatement
                Process,  then THE COMPANY will  re-submit the  appropriate  evidence for the case to THE  REINSURER  for  underwriting approval before the reinsurance can be reinstated.

24.      RECAPTURE

         At any time during the term of the  Agreement,  THE COMPANY may elect to recapture in full the coverage  reinsured  under this
         Agreement following the occurrence of any of the following events:

1)       Nonpayment  of a  settlement  due from THE  REINSURER  that is sixty days past due  provided  that THE  COMPANY  provides  THE
              REINSURER with 30 days prior written notice and that payment is not received within that 30 day period.

              THE REINSURER  agrees that it will not force  termination of this Agreement under the provisions of this paragraph solely to avoid recapture requirements.

2)       Material  breach of any term or  condition  of this  Agreement  if such  breach  is not  cured  within a period of at least 60 calendar days following the delivery of notice of such breach from THE COMPANY to THE REINSURER.

3)       THE REINSURER is deemed insolvent as described in Section 28.

4)       The occurrence of a "Risk Trigger Event" as defined in Schedule A of this Agreement.

5)       A change in ownership of THE REINSURER.

6)       Any  written  representation  or warranty  made by THE  REINSURER  under this  Agreement  proves to be untrue in any  material respect.

         If THE COMPANY  elects to recapture the risks ceded to THE REINSURER  under this  Agreement as stated above,  it will do so by giving written  notice to THE REINSURER.  Upon the delivery of such notice,  all of the risks  previously  ceded under each of the policies  subject to this Agreement shall be recaptured,  effective as of the date specified in THE COMPANY's  notice.  If
         THE COMPANY does not specify in the written notice the date that such recapture is to be effective,  then the recapture  shall be  effective  immediately  upon THE  REINSURER's  receipt of the notice.  However,  if the  recapture  arises from a material breach of this Agreement by THE REINSURER, the recapture shall occur in accordance with Section 33.

         A change in  ownership  of THE  REINSURER  shall mean a change in control of the common  stock of THE  REINSURER,  without the express  written consent of THE COMPANY,  except that any  reorganization  of THE  REINSURER's  shares to facilitate a holding company  reorganization  with such new holding  company  materially  controlled  by the same  entities or  individuals  as THE
         REINSURER shall not be considered a change in control.

25.      TERMINATION OF REINSURANCE BY THE REINSURER

         THE REINSURER may terminate the reinsurance under this Agreement for any of the following occurrences:

a.       Nonpayment of a settlement due from THE COMPANY that is forty-five days past due.
b.       A material  breach of any term or  condition  by THE COMPANY of this  Agreement if such breach is not cured within a period of at least 60 calendar days following the delivery of notice of such breach from THE REINSURER to THE COMPANY.
c.       Any  written  representation  or warranty  made by THE  REINSURER  under this  Agreement  proves to be untrue in any  material respect.

         If the recapture  arises from a material  breach of this  Agreement by THE COMPANY,  the  recapture  shall occur in accordance with Section 33.

26.      SPECIAL ACCOUNTING AND SETTLEMENT

         In the event that the  reinsurance  under this  Agreement is  prematurely  recaptured or terminated as provided in Sections 24 and 25,  respectively,  or if by mutual agreement of the parties,  other than due to the natural  expiration of this Agreement due to settlement of the last remaining policyholder's benefit, a special accounting and settlement shall take place.

a.       Special  Accounting  Date. The special  accounting  date shall be the effective  date of recapture or termination  pursuant to any notice of recapture or termination  given under this  Agreement or such other date as shall be mutually  agreed to in writing.

b.       Special  Accounting  Report.  THE COMPANY shall provide THE REINSURER with a special  accounting  report  providing all of the information  contained in the quarterly  accounting  report as defined in Section 16 and the annual  accounting report as defined in Section 19, except that for all reports the close of such  accounting  period shall be the special  accounting date as defined in Section 26 a. above.  All reports  shall be available to THE  REINSURER  within  sixty  calendar  days after the special accounting date.

c.       Special Cash Flow Settlement.  The special cash flow settlement shall consist of:

              i) the numeric result of the customary cash flow settlement as provided for in Section 17, except that all amounts will be calculated as of the instant in time immediately before this Agreement expires.  For example, the ending Modco reserve for purposes of this Section 26 c. would be a numerical value and not the value zero which it will be immediately upon the expiration of this Agreement;  Plus

              ii) payment by THE COMPANY to THE REINSURER of an amount equal to the Modco reserves on the portion of the policies reinsured hereunder as of the instant in time immediately before the expiration of this Agreement.  This payment is the reversal of the initial Modco adjustment, returning THE REINSURER's assets for the Modco portion of the reserves.  It is the intent of the parties that under no circumstance should this payment not be fully and completely offset by the payment described in Section 26 c. (iii) below and that the only reason for making such offsetting payments is to demonstrate the full release of liability from one another;  Less

              iii) payment by THE REINSURER to THE COMPANY of a final Modco reserve adjustment equal to the Modco reserves on the portion of the policies reinsured hereunder as of immediately before expiration of this Agreement only if THE REINSURER has received full credit for the payment called for in Section 26 c. (ii) above;  Plus

              iv) payment to THE REINSURER for any positive future profits, if any, in an amount defined as the present value of future reinsurance premiums minus the present value of future benefit payments and expenses as determined in accordance with the assumptions defined in Section 26 d., below;  Less

              v) payment to THE COMPANY for any negative future profit defined as the present value of future reinsurance premiums minus the present value of future benefit payments and expenses as determined in accordance with the assumptions defined in Section 26 d., below;  Plus

              vi) payment to THE REINSURER of an amount equal to the unamortized prior years' DAC tax capitalization, determined in accordance with Section 19.

              Should the above  calculation of  subparagraphs  (i) through (vi) result in a positive cash flow,  such net amount is due and payable to THE REINSURER.  Should the above  calculation of subparagraphs  (i) through (vi) result in a negative cash flow,  the  absolute  value of such net amount is due and payable to THE  COMPANY.  If only a portion of the  policies is recaptured,  then the settlement  described  above shall be with respect to only those policies or percentage of policies recaptured.  All payments shall be considered  timely if such payment is received within fifteen  calendar days after the calculation  is  completed.  Should there be a delay in such  payment,  there will be an interest  penalty for the period that the amount is overdue.  The annual  interest rate to be used in such  calculation  shall equal the London  Interbank
              Offered Rate, US  Denomination-Fixed  One-Month,  (LIBOR). Any special cash flow settlement made under this subsection c.
              shall be added to, or subtracted from, any previous quarterly  settlement amount outstanding as of the Special Accounting
              Date.

d.       Assumptions to Calculate Future Profits. The assumptions used to calculate the future profits of the then existing block of business shall be as follows:

              i) Mortality: The mortality assumption to be used in the calculation for such recaptured policies will be based on a blend of THE COMPANY's adjusted mortality pricing assumption and the product of THE REINSURER's actual-to-expected aggregate mortality ratio on Reinsured Policies over the last five years on a rolling average basis and the sum of THE
              COMPANY's original pricing mortality table plus 2.5 % of the mortality table used in THE COMPANY's adjusted mortality pricing assumption.  This blend shall be accomplished by weighting THE COMPANY's and THE REINSURER's mortality assumption as follows.  For all business reinsured for a period of one year or less, a blend of 90% Company mortality and 10% Reinsurer mortality will be used.  THE COMPANY's weight will decrease and THE REINSURER's weight will increase by 10 % for every year the business has been in force under this Agreement until the tenth year when the mortality assumption will be wholly THE REINSURER's mortality and no weight shall be given to THE COMPANY's mortality from that point on.  This calculation shall be done separately for each underwritten block that has a different mortality pricing assumption.  For the purpose of THE REINSURER's actual-to-expected mortality, "actual" is defined as THE REINSURER's paid claims, as defined in Section 13, from the inception of this Agreement and "expected" is defined as the claims liability that would have emerged had THE COMPANY's original pricing mortality assumption exactly been realized.  If the type of business being measured has been reinsured for less than five years, then such shorter time period shall be used in lieu of the five year rolling average period in the previous paragraph.  The adjusted mortality pricing assumption is defined as THE COMPANY's original mortality assumption multiplied by a factor representing the ratio of the present value of cost of insurance charges currently applicable to the policies covered by this Agreement to the present value of the cost of insurance charges in effect when such policies were first reinsured.  THE COMPANY will share with THE
              REINSURER the details of any such modification prior to its being implemented for any change in the level of cost of insurance charges due under this Agreement.  If there are any disagreements in the calculation, then any disagreements will be settled under the Arbitration provision of this Agreement.  The initial grade-in period during which the blend referred to above would apply would be ten calendar years where 2003 (or the first year that a particular type of business is first reinsured, if later) is defined to be the first year.

              ii) Lapse Assumption: The lapse assumption used in the calculation for such recaptured policies will be based on a blend of THE COMPANY's Adjusted Pricing lapse assumption and THE REINSURER's actual lapse rate on reinsured policies measured over the last three years on a rolling average basis.  The grade in period would be seven (7) years over which THE
              REINSURER's experience would be 1/7 after year 1, 2/7 after year 2, etc. up to 100% after this Agreement has been in effect for seven full years.

              iii) Special Cases: If the profit levels of a single case are different than the underlying policy form, either in amount or incidence, then such special case will be treated as a unique valuation cell.  Determination of such special cases will be by mutual agreement between THE COMPANY and THE REINSURER.

              iv) Expenses: Expenses shall be as defined in Section 12 b., c. and d.

              v) Interest Rate Used in the Calculation: In order to determine the present value, THE REINSURER shall use a discount rate that is one hundred basis points higher than THE COMPANY's then target internal rate of return.  For example as of the Effective Date of this Agreement, such target internal rate of return is 12.0 % for all these products, and the discount rate for purposes of this paragraph would be 13.0%.  THE COMPANY shall provide notice of any change in its target internal rate of return for any product and such change shall be effective for the purposes of this Section 26 d.
              six months after such notice is received.

              vi)  Appropriateness  of  Assumptions:  In the  event  that  either  party  believes  that any of the above  methods  for determining the mortality and lapse  assumptions to be used to calculate future profits is  inappropriate  based upon the expectation  for future  experience,  then that party may  recommend  that a different  assumption  be used. If the other party does not agree with the recommendation,  then an independent  actuary shall be used to develop the assumption.  The cost of such actuary shall be borne equally by the parties.

              vii) Calculation process: The calculation will be initially done by THE REINSURER, but the calculation will be subject to review by THE COMPANY.  At THE COMPANY's request, an independent actuary shall be used to verify that THE REINSURER's calculations are accurate, and based on the assumptions described above.  Such actuary must be satisfactory to both parties.  The cost of such actuary shall be borne equally by the parties.

              viii) Reasonability of Final Calculations: In doing this calculation a reasonability test will be employed using current actuarial principles not inconsistent with this Agreement since not all contingencies can be addressed in advance.  Such reasonability testing will be also subject to review by the independent actuary, if requested.  The cost of such actuary shall be borne equally by the parties.

27.      ERRORS AND OMISSIONS

         If either THE  REINSURER  or THE  COMPANY  fails to comply  with any of the terms of this  Agreement  and it is shown that the failure was  unintentional or the result of a  misunderstanding  or an  administrative  oversight on the part of either party, this  Agreement  will remain in effect.  If the failure to comply  changes the  operation  or effect of this  Agreement,  both parties will be put back to the positions  they would have  occupied if the failure to comply had not occurred.  A payment for the time value of money  would not be  contemplated  in such a  settlement.  This  section  will not apply to any  facultative submission until THE COMPANY has mailed the Notification of Reinsurance form to THE REINSURER.

28.      INSOLVENCY

         For the purpose of this Agreement:  THE COMPANY or THE REINSURER  shall be deemed  "insolvent" if one or more of the following occurs:

a.       A  court-appointed  receiver,  trustee,  custodian,  conservator,  liquidator,  government  official or similar  officer takes possession of the property or assets of either THE COMPANY or THE REINSURER; or

b.       Either THE COMPANY or THE  REINSURER is placed in  receivership,  rehabilitation,  liquidation,  conservation,  bankruptcy  or similar status pursuant to the laws of any state or of the United States; or

c.       Either THE COMPANY or THE REINSURER  becomes  subject to an order to  rehabilitate  or an order to liquidate as defined by the insurance code of the jurisdiction of the domicile of THE COMPANY or THE REINSURER, as the case may be.

              In the event of the insolvency of THE COMPANY,  all reinsurance ceded, renewed or otherwise becoming effective under this
              Agreement  shall be payable by THE  REINSURER  directly  to THE  COMPANY or to its  liquidator,  receiver,  or  statutory successor on the basis of the  liability of THE COMPANY  under the contract or  contracts  reinsured  without  diminution because  of the  insolvency  of THE  COMPANY.  It is  understood,  however,  that in the event of the  insolvency  of THE
              COMPANY,  the  liquidator or receiver or statutory  successor of the insolvent  Company shall give written  notice of the pendency of a claim  against THE COMPANY on the policy  reinsured  within a reasonable  time after such claim is filed in the insolvency proceeding,  and during the pendency of such claim THE REINSURER may investigate such claim and interpose, at its own expense,  in the proceeding  where such claim is to be  adjudicated  any defense or defenses which it may deem available to THE COMPANY or is liquidator or receiver or statutory successor.

              In the event THE  REINSURER is deemed  insolvent,  THE  REINSURER  will be bound by any legal  directions  imposed by its liquidator,  conservator,  or  statutory  successor.  However,  and if not in conflict  with such legal  directions,  THE
              COMPANY shall have the right to cancel this Agreement  with respect to occurrences  taking place on or after the date THE
              REINSURER  first  evidences  insolvency.  Such right to cancel  shall be exercised by  providing  THE  REINSURER  (or its liquidator,  conservator,  receiver or statutory  successor)  with a written notice of THE COMPANY'S  intent to recapture ceded business.  If THE COMPANY  exercises such right to cancel and recapture  ceded business,  such election shall be in lieu of any premature recapture fee. Upon such election,  THE COMPANY shall be under no obligation to THE REINSURER,  its liquidator,  receiver or statutory  successor;  however, THE REINSURER,  its liquidator,  receiver or statutory successor shall be liable for all claims incurred prior to the date of recapture.

29.      ARBITRATION

a.       GENERAL.  All  disputes and  differences  under this  Agreement  that cannot be amicably  agreed upon by the parties  shall be decided by  arbitration.  The  arbitrators  will have the authority to interpret  this  Agreement  and, in doing so, will consider the customs and practices of the life insurance and life  reinsurance  industry.  The arbitrators  will consider this Agreement as an honorable  engagement rather than merely a legal  obligation,  and they are relieved of all judicial formalities  and may abstain from following the strict rules of law. The  arbitration  shall take place within the United
              States.

b.       NOTICE.  To initiate  arbitration,  one of the parties  will notify the other,  in writing,  of its desire to  arbitrate.  The notice  will  state the  nature of the  dispute  and the  desired  remedies.  The party to which the  notice is sent will respond to the  notification  in writing within ten days of receipt of the notice.  At that time,  the  responding  party will state any additional dispute it may have regarding the subject of arbitration.

c.       PROCEDURE.  Arbitration will be heard before a panel of three  disinterested  arbitrators.  The arbitrators will be current or former executive officers or employees of life insurance or reinsurance  companies;  however, these companies will not be either  party or any of  their  reinsurers  or  affiliates.  Each  party  will  appoint  one  arbitrator.  Notice  of the appointment  of these  arbitrators  will be given by each  party to the other  party  within  thirty  days of the date of mailing of the notification  initiating the arbitration.  These two arbitrators will, as soon as possible,  but no longer than forty-five days after the date of the mailing of the notification initiating the arbitration,  then select the third arbitrator.

              Should either party fail to appoint an arbitrator or should the two initial  arbitrators be unable to agree on the choice of a third  arbitrator,  each  arbitrator  will nominate three  candidates,  two of whom the other will decline,  and the decision  will be made by  drawing  lots on the  final  selection.  Once  chosen,  the  three  arbitrators  will have the authority to decide all  substantive and procedural  issues by a majority vote. The  arbitration  hearing will be held on the date  fixed by the  arbitrators  at a location  agreed  upon by the  parties.  The  arbitrators  will issue a written decision from which there will be no appeal.  Either party may reduce this  decision to a judgment  before any court that has jurisdiction of the subject of the arbitration.

d.       COSTS.  Each party will pay the fees of its own  attorneys,  the  arbitrator  appointed by that party,  and all other expenses connected with the presentation of its own case.  The two parties will share equal cost of the third arbitrator.

30.      REPRESENTATIONS AND WARRANTIES
         Each party  represents and warrants to the other party that it is solvent on a statutory  basis in all states in which it does business or is licensed.  Each party agrees to promptly  notify the other if it is  subsequently  financially  impaired.  Each party affirms that it has and will  continue to disclose all matters  material to this  Agreement  and each cession.  Examples of such  matters  are a  material  change in  underwriting  or issue  practices  or  philosophy,  or a change in each  party's ownership or control.

         THE COMPANY represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of the State of Arizona.
b.       It is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.       It has taken all requisite corporate proceedings to authorize it to enter into and perform the duties contemplated in this
              Agreement.
d.       It has obtained any and all regulatory approvals as may be required for THE COMPANY to cede the Policies covered hereunder.
e.       It will take no unauthorized action that would encourage the policyholders whose policies are reinsured under this Agreement to surrender, reduce or otherwise terminate their existing coverages either through direct or indirect acts, including but not limited to, a plan of internal replacement, without the consent of THE REINSURER.
f.       THE COMPANY acknowledges that THE REINSURER is entering into this Agreement in reliance upon these representations and warranties of THE COMPANY and THE COMPANY agrees that THE REINSURER's right of termination under Section 25 of this
              Agreement will be triggered if, at any point in the future during the term of this Agreement, these representations and warranties are no longer true and correct.

         THE REINSURER represents and warrants the following:

a.       It is a corporation duly organized, existing and in good standing under the laws of the State of Colorado.
b.       It is empowered under applicable laws and by its charter and bylaws to enter into and perform the duties contemplated in this Agreement.
c.       It has taken all requisite corporate proceedings to authorize it to enter into and perform the duties contemplated in this
              Agreement.
d.       It has obtained any and all regulatory approvals as may be required for THE REINSURER to provide the reinsurance covered hereunder.
e.       It agrees that no retrocessions of any portion of the policies reinsured hereunder shall be made to any party (other than the THIRD PARTY REINSURANCE REINSURERS referred to in the Preamble of this Agreement) without the express written consent of THE COMPANY.  Furthermore, THE REINSURER shall fully disclose any and all terms of any such proposed retrocessions to THE COMPANY.  THE COMPANY reserves the right to review, alter, change and approve any and all such terms as may be contained therein.
f.       As part of THE COMPANY's due diligence process, THE REINSURER has provided a completed copy of the Reinsurance Carrier Fact
              Sheet, a copy of which is attached in Schedule G.  The information included in the Reinsurance Carrier Fact Sheet is true and accurate as of the date shown on the Fact Sheet.
g.       It qualifies under section 20-261-01.A.3 of the Arizona statutes so as to fully entitle THE COMPANY to take the maximum permissible credit for the risks ceded under this Agreement on each of its statutory financial statements.
h.       It has, by executing this Agreement, submitted to the authority of the State of Arizona to examine its books and records.
i.       THE REINSURER acknowledges that THE COMPANY is entering into this Agreement in reliance upon these representations and warranties of THE REINSURER, and THE REINSURER agrees that THE COMPANY's right of recapture under Section 24 of this
              Agreement will be triggered if, at any point in the future during the term of this Agreement, these representations and warranties are no longer true and correct.

31.      GOOD FAITH

         Each party agrees that all matters with respect to this Agreement require its utmost good faith.

32.      COVENANTS

         THE REINSURER and THE COMPANY agree as follows:

a.       Each party shall indemnify, defend and hold harmless the other, its directors, officers, employees and agents from any and all claims, actions, suits, judgments, damages (including punitive or exemplary damages), fines and other proceedings, whether civil, criminal (only to the extent permitted by law or public policy), administrative, investigative or otherwise, together with all costs, expenses and other amounts, including attorney's fees, arising or alleged to have arisen out of any act, error or omission related to or resulting from the performance of the duties, obligations or responsibilities of the indemnifying party, its directors, officers, employees and agents, under this Agreement.

b.       No commission, fee or compensation is due to any third person by virtue of having negotiated or arranged the transactions herein. Each of the parties agrees to pay all costs incurred by it for actuarial, legal and other services received or utilized in connection herewith.

33.      MATERIAL BREACH

         If THE COMPANY or THE  REINSURER is found to be in violation of any of the  provisions of Sections 30, 31, 32 or 41, the party discovering  such breach shall notify in writing the other party of the  existence of such breach.  Once  notified,  the other party  shall have 60 days from the date such  notification  was mailed to provide to the  notifying  party  evidence  that the breach has been  remedied.  In the event  that it is THE  REINSURER  who has  committed  the breach and failed to remedy  such breach,  THE  COMPANY may  recapture  all of the  policies  reinsured  hereunder.  In the event that it is THE COMPANY who has committed the breach and failed to remedy such breach,  THE REINSURER  may  terminate the  reinsurance  on all of the policies reinsured  hereunder.  Any such  recapture or  termination  shall be made in  accordance  with all of the payments  defined in
         Section 26.

34.      FACILITY OF REINSURANCE

         THE COMPANY and THE REINSURER  hereby  acknowledge  and agree that the ceding of the portion of the policies  reinsured  under this Agreement will not alter  reinsurance  agreements with THIRD-PARTY  REINSURERS that may already be in effect or placed in effect while this  Agreement is in force on the policies  reinsured  under this  Agreement.  Such  THIRD-PARTY  REINSURANCE is permitted  because THE  REINSURER  would  require its own  reinsurance  protection  on the portion of the  policies  reinsured hereunder,  had THE COMPANY not already  obtained  such  reinsurance.  Therefore,  the parties  agree to make the  reinsurance under this  Agreement  subordinate to such inforce  THIRD-PARTY  REINSURANCE  and to make all payments  under this  Agreement, regardless of whether to or from THE COMPANY,  net of all payments under such THIRD-PARTY  REINSURANCE,  regardless of whether to or from THE  COMPANY.  These  payments  would  include  experience  refunds  paid to THE  COMPANY  under  such  THIRD-PARTY
         REINSURANCE.  Such  experience  refunds  shall be paid by THE COMPANY to THE REINSURER as part of the  settlements  under this
         Agreement as a return of premium as contemplated by Section 11 a.

35.      REINSURANCE ADMINISTRATION

         THE COMPANY  shall  perform all duties with  respect to the  administration  of the  reinsurance  under this  Agreement on the portion of the policies reinsured under this Agreement.

36.      AUDIT

         THE COMPANY and THE  REINSURER,  their  respective  employees or authorized  representatives  may audit,  inspect and examine, during  regular  business  hours,  at  the  home  office  of  the  other  party,  any  and  all  books,  records,  statements, correspondence,  reports,  trust accounts and their related  documents or other documents that relate to the policies  covered hereunder  provided that 24-hour  advance notice has been given to the other party. In addition,  at THE REINSURER's  request,
         THE COMPANY  will make a reasonable  effort to provide  information  concerning  the  controls  and  processes  related to the administration and financial reporting of the policies reinsured  hereunder.  The audited party agrees to provide a reasonable workspace for such audit,  inspection or examination  and to cooperate  fully and to faithfully  disclose the existence of and produce any and all necessary and reasonable materials requested by such auditors,  investigators,  or examiners.  The expense of the respective party's employee(s) or authorized  representatives  engaged in such activities shall be borne solely by such party.

37.      GOVERNING LAW

         This  Agreement  is subject to, and is to be  interpreted  in  accordance  with,  the laws of the State of Arizona  (excluding conflicts  of laws rules)  except that it is agreed that the  provisions  of Section 29, shall be governed by the rules of the
         American Arbitration Association.

38.      NONWAIVER

         No  forbearance  on the part of either  party to insist  upon  compliance  by the  other  party  with any of the terms of this
         Agreement shall be construed as, or constitute a waiver of, any of the terms of this Agreement.

39.      COUNTERPARTS

         This Agreement may be executed  simultaneously in any number of counterparts,  each of which shall be deemed an original,  but all of which shall constitute one and the same instrument.

40.      SEVERABILITY

         In the event that any provision or term of this Agreement  shall be held by any court to be illegal or  unenforceable,  all of the other terms and  provisions  shall remain in full force and effect,  except if the provision or term held to be illegal or unenforceable  is also held to be a material  part of this  Agreement  such that the party in whose favor the material term or provision was stipulated herein would not have entered into this Agreement  without such term or provision,  then the party in whose favor the material  term or  provision  was  stipulated  shall have the right,  upon such  holding,  to  terminate  this
         Agreement.

41.      CONFIDENTIALITY

         Each of THE REINSURER and THE COMPANY  agrees to regard and preserve as  confidential  all  information  and material which is related to THE COMPANY's  business  and/or  customers of the other that may be obtained by the receiving party from any source as a result of this  Agreement.  Neither THE REINSURER nor THE COMPANY will,  without first obtaining prior written consent of the other,  disclose to any person,  firm or enterprise,  or use for its own benefit or for the benefit of any third party any
         Confidential  Information  or  Customer  Information  of the other  party.  "Confidential  Information"  includes,  but is not limited to, any and all financial data, statistics,  programs, research,  developments,  information relating to insurance and financial  products of THE COMPANY or THE REINSURER,  as applicable,  planned or existing  computer  systems  architecture and software,  data,  and  information  of THE  COMPANY or THE  REINSURER,  as  applicable,  as well as third  party  Confidential
         Information to which THE COMPANY or THE REINSURER has access.  "Customer  Information"  includes all information  provided by, or at the direction  of, THE COMPANY or THE REINSURER  about a customer of THE COMPANY,  or any of its  affiliates,  or of THE
         REINSURER,  or any of its  affiliates,  (including as an affiliate of THE  REINSURER  for this  purpose,  any Member Firm of M
         Financial  Group),  including  but not  limited  to  name,  address,  telephone  number,  email  address,  account  or  policy information, and any list or grouping of customers.

         Notwithstanding  the foregoing,  the  provisions of Section 41 shall not apply with respect to disclosing of the Product,  the
         Specifications  and/or  Confidential  Information which is already known to a party or is or becomes publicly known through no wrongful act of the receiving  party;  or is received from a third party without  similar  restriction  and without  breach of this Agreement;  or is independently  developed by the receiving party; or is approved for release by written authorization of the party to whom the Confidential  Information  relates;  or is placed in or becomes part of the public domain pursuant to or by reason of operation of law. The foregoing  exceptions do not apply to the  disclosure  of Customer  Information,  which may not be disclosed except as permitted by the Gramm Leach Bliley Financial  Services  Modernization Act of 1999 and implementing regulations.  Nothing in this  Section 41 shall  prevent THE  REINSURER  or THE COMPANY  from using  Confidential  or Customer
         Information  for its own  internal  analytical  and  business  planning  purposes in  connection  with this  Agreement or from disclosing Confidential or Customer Information to Third Party Reinsurers.

         Each of THE REINSURER and THE COMPANY  certifies that it has implemented and will maintain an effective  information  security program to protect Customer Information, which program includes administrative, technical, and physical safeguards:
         (a)  to ensure the security and confidentiality of Customer Information;
         (b)  to protect against any anticipated threats or hazards to the security or integrity of such Customer Information; and
(c)      to  protect  against  unauthorized  access  to or use of  Customer  Information  which  could  result in  substantial  harm or inconvenience to the other party or its affiliates, or to customers of any of them.

         In the  event  that a party is in  material  breach  of any  provisions  of this  Section  41 as it  relates  to  Confidential
         Information  only,  it shall  immediately  advise the other  party and take steps to remedy  such  breach,  including  but not limited to protecting the other party and the other party's  affiliates,  against the consequences of any disclosure or use of
         Confidential  Information in violation of this  Agreement.  In the event that Reinsurer is in material breach of the preceding paragraph of this Section 41 as it relates to Customer  Information  only,  it shall  immediately  advise THE COMPANY and take steps to remedy such breach,  including but not limited to protecting  customers,  THE COMPANY, and THE COMPANY's  affiliates, against the  consequences of any disclosure or use of Customer  Information.  If THE COMPANY notifies any customer of a breach of the  security of Customer  Information,  THE COMPANY  will also  provide  notification  to either THE  REINSURER  or to the producer of record.

         Except as required by law,  neither THE REINSURER nor THE COMPANY will disclose  Confidential  Information  of the other party to third parties without the consent of the other party;  however,  each party agrees that the other may, in the normal course of its business,  share Confidential  Information with other insurance and reinsurance companies  ("Retrocessionaires") to the extent  necessary to retrocede risk to the  Retrocessionaires,  so long as the  Retrocessionaires  have agreed to maintain the confidentiality of the Information on terms substantially similar to this Agreement.

         In the event a party is  required  by court  order or other  legislative,  judicial,  or  administrative  process to  disclose
         Confidential  Information,  such party agrees,  unless prohibited by law, to provide the other party with prompt notice of the order or process so the other party has an opportunity to obtain a protective order or other relief.

42.      FINANCIAL REPORTS

         Upon request,  each party shall furnish to the other its respective NAIC  Convention  Blank  Statements,  as required by their respective state laws, within fifteen days after such request.

43.      SURVIVAL

         Sections 26, 27, 30, 31, 32 and 41, shall survive the recapture, termination or expiration of this Agreement.

44.      SERVICE OF SUIT

         It is agreed that if THE REINSURER  fails to perform its  obligations  under this Agreement and at the request of THE COMPANY,
         THE REINSURER shall (a) submit to the  jurisdiction of any court of competent  jurisdiction in the United States,  comply with all  jurisdictional  requirements  and abide by the court's final decision or, if an appeal is taken, the final decision of an appellate court and (b) designate the Arizona Director of Insuranceas  agent to accept service of process in any action,  suit or  proceeding  instituted  by or on behalf of THE COMPANY.  Nothing in this clause  constitutes  or should be  understood  to constitute  a waiver of THE  REINSURER's  rights to commence an action in any court of  competent  jurisdiction  in the United
         States,  to remove an action to a United States  District Court, or to seek a transfer of a case to another court as permitted by the laws of the United  States or of any state in the United  States.  Service of process in any such suit may be made upon any then duly elected officer of THE REINSURER or THE COMPANY,  as applicable,  at the address  specified in Schedule B (agent for service of process).  In any suit  instituted  against THE REINSURER or THE COMPANY upon this  Agreement,  such party will abide by the final  decision  of such  court or of any  appellate  court in the event of an  appeal.  Each  party's  agent for service of process is  authorized  and directed to accept  service of process on behalf of such party in any such suit and/or, upon the request of the other party,  to give a written  undertaking  to that party that the agent for service of process will enter a general  appearance on behalf of that party in the event that such a suit shall be  instituted.  THE REINSURER  hereby designates the  Superintendent,  Commissioner or Director of Insurance or his successor or successors in office, for the State of Arizona,  as its true and lawful  attorney  upon whom may be served any lawful  process in any action,  suit or  proceeding instituted by or on behalf of THE COMPANY or any beneficiary  hereunder  arising out of this Agreement,  and hereby designates the agent for service of process as the firm to whom said officer is authorized to mail such processor a true copy thereof.

45.      NOTICES

         All notices and other  communications  under this Agreement will be effective when received and sufficient if given in writing and delivered by confirmed  facsimile  transmission,  by certified or registered mail, or by an overnight  delivery service of general  commercial  use (such as UPS,  Federal  Express or  Airborne),  addressed to the  attention of the  applicable  party described in Schedule B attached hereto, or any successor thereof.

46.      ASSIGNMENT

         This  Agreement is not assignable by either party except by the express  written  consent of the other.  This Agreement  shall not be bifurcated, partially assigned, or partially assumed without the express written consent of the other party.

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of December 15, 2003.

----------------------------------------------------------- --------------------------------------------------------

PRUCO LIFE INSURANCE COMPANY                                M LIFE INSURANCE COMPANY (dba M Financial Re)
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

By:________________________________                         By:______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------

By:________________________________                         By:______________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Title:_______________________________                       Title:_____________________________
----------------------------------------------------------- --------------------------------------------------------
----------------------------------------------------------- --------------------------------------------------------

Date:_______________________________                        Date:_____________________________
----------------------------------------------------------- --------------------------------------------------------

                                                              SCHEDULE A

                                                         REINSURANCE COVERAGE
---------------------------------------------------------------------------------------------------------------------------------------

1.       PLANS REINSURED

         Only those policies issued by THE COMPANY and referred to internally by THE COMPANY as M Premier VUL and sold through a
         Member Firm of the M Financial Group at the time the policy application is taken are eligible for reinsurance hereunder.
         Also included is the Target Term Rider attached to the policies.

         Excluded from reinsurance  under this Agreement are the Waiver of Premium and Accidental Death Benefits  included in the above reinsured  policies.  Also excluded from  reinsurance  under this Agreement are riders that provide  additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit.

2.       AUTOMATIC PORTION REINSURED

         THE REINSURER will automatically reinsure, under this Agreement, an amount up to 50% of each policy on a first-dollar quota share basis, except to the extent reinsured under THIRD-PARTY REINSURANCE.

3.       AUTOMATIC PORTION RETAINED

         THE COMPANY will retain at least 10% of each policy up to its retention limit.  THE COMPANY may cede the balance of each policy to other reinsurers.

4.       AUTOMATIC ACCEPTANCE LIMIT

         For any policy to be reinsured under automatic reinsurance, the face amount will not exceed the Automatic Issue Limits shown in the following tables:

         US/Canadian Residents - No Foreign Travel - Non-Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:         18 - 65        $60,000,000                 $55,000,000                   $40,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $49,000,000                 $44,000,000                   $35,500,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $40,000,000                 $40,000,000                   $23,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $26,500,000                 $23,500,000                   $16,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $22,000,000                 $19,000,000                   $11,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $13,500,000                 $11,500,000                      None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90             $5,350,000                  $4,350,000                      None
          =========== =============== ========================= ============================= ============================

---------------------------------------------------------------------------------------------------------------------------------------
         US/Canadian Residents - No Foreign Travel - Smoker

          =========================== ========================= ============================= ============================
             Issue Age of Insured      No Substandard Rating            Class A - D                   Class E - H
          --------------------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
               Ages:     18 - 65            $50,000,000                 $50,000,000                   $40,000,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         66 - 70            $40,000,000                 $40,000,000                   $34,500,000
                      --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         71 - 75            $40,000,000                 $40,000,000                   $23,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         76 - 77            $23,500,000                 $23,500,000                   $15,000,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         78 - 80            $19,000,000                 $19,000,000                   $10,500,000
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         81 - 85            $11,500,000                 $10,500,000                      None
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
          ----------- --------------- ------------------------- ----------------------------- ----------------------------
                         86 - 90             $4,350,000                  $3,350,000                      None
          =========== =============== ========================= ============================= ============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:   18 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         Non US/Canadian Residents

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:  18 - 70       $ 20,000,000        $ 15,000,000            None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 15,000,000        $ 10,000,000            None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         For any policy to be reinsured under automatic reinsurance, the amounts subject to reinsurance are the First Layer of
         Coverage amounts shown in the following tables:

         US/Canadian Residents - No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:     18 - 65            $ 50,000,000                $ 35,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70            $ 40,000,000                $ 25,000,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75            $ 35,000,000                $ 15,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77            $ 15,000,000                $ 10,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80            $ 10,000,000                $ 5,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85            $ 5,000,000                     None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90            $ 1,500,000                     None
          =========== =============== ========================= =============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:   18 - 70      $ 6,666,000         $ 5,000,000             None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 5,000,000         $ 3,333,000             None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         Non US/Canadian Residents

          ===================== ===================== ================= =====================
                                Pref. Best - Class C    Class D - E         Class F - H
          --------------------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
               Ages:   18 - 70      $ 20,000,000        $ 15,000,000            None
                      --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      71 - 75       $ 15,000,000        $ 10,000,000            None
          ----------- --------- --------------------- ----------------- ---------------------
          ----------- --------- --------------------- ----------------- ---------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================= =====================

         For any policy to be reinsured under automatic reinsurance, the amounts reinsured with THE REINSURER on that life will not exceed the amounts in the following tables:

         US/Canadian Residents - No Foreign Travel

          =========================== ========================= =============================
             Issue Age of Insured       Pref. Best - Class D            Class E - H
          --------------------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
               Ages:     18 - 65          $20,000,000                 $17,500,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         66 - 70            $20,000,000                 $12,500,000
                      --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         71 - 75            $17,500,000                $ 7,500,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         76 - 77           $ 7,500,000                 $ 5,000,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         78 - 80           $ 5,000,000                 $ 2,500,000
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         81 - 85           $  2,500,000                    None
          ----------- --------------- ------------------------- -----------------------------
          ----------- --------------- ------------------------- -----------------------------
                         86 - 90           $  750,000                      None

          =========== =============== ========================= =============================

         US/Canadian Residents - Foreign Travel

          ===================== ===================== ================== ====================
                                Pref. Best - Class C     Class D - E         Class F - H
          --------------------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
               Ages:  18 - 70        $3,333,000          $2,500,000             None
                      --------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
                      71 - 75        $2,500,000          $1,666,500             None
          ----------- --------- --------------------- ------------------ --------------------
          ----------- --------- --------------------- ------------------ --------------------
                      76 - 90           None                None                None
          =========== ========= ===================== ================== ====================

         Non US/Canadian Residents

          ======================= =================== ================== ====================
                                     Pref. Best -        Class D - E         Class F - H
                                       Class C
          ----------------------- ------------------- ------------------ --------------------
          ----------- ----------- ------------------- ------------------ --------------------
               Ages:   18 - 70       $10,000,000         $7,500,000             None
                      ----------- ------------------- ------------------ --------------------
          ----------- ----------- ------------------- ------------------ --------------------
                      71 - 75         $7,500,000         $5,000,000             None
          ----------- ----------- ------------------- ------------------ --------------------
          ----------- ----------- ------------------- ------------------ --------------------
                      76 - 90            None               None                None
          =========== =========== =================== ================== ====================

5.       JUMBO LIMIT

         For any policy to be reinsured under automatic reinsurance, the total amount of insurance in force and applied for in all companies will not exceed the amounts in the following tables:

         US/Canadian Residents- No Foreign Travel

          ===================== ===================== =================== ===================
                                   No Substandard        Class A - D         Class E - H
                                       Rating
          --------------------- --------------------- ------------------- -------------------
          ----------- --------- --------------------- ------------------- -------------------
               Ages:  18 - 80       $65,000,000          $65,000,000         $65,000,000
          ----------- --------- --------------------- ------------------- -------------------
          ----------- --------- --------------------- ------------------- -------------------
                      81 - 85       $30,000,000          $30,000,000         $30,000,000
          ----------- --------- --------------------- ------------------- -------------------
          ----------- --------- --------------------- ------------------- -------------------
                      86 - 90       $10,000,000          $10,000,000         $10,000,000
          =========== ========= ===================== =================== ===================

         Note:  When a policy is reinsured under automatic reinsurance and the total amount in force and applied for in all companies exceeds $50,000,000, THE REINSURER must be notified and THE COMPANY shall provide the amount being issued.

         US/Canadian Residents - Foreign Travel

          ===================== ===================== =================== ===================
                                   No Substandard        Class A - D         Class E - H
                                       Rating
          --------------------- --------------------- ------------------- -------------------
          ----------- --------- --------------------- ------------------- -------------------
               Ages:  18 - 75       $35,000,000          $35,000,000         $35,000,000
          =========== ========= ===================== =================== ===================

         Non US/Canadian Residents

          ===================== ===================== =================== ===================
                                   No Substandard        Class A - D         Class E - H
                                       Rating
          --------------------- --------------------- ------------------- -------------------
          ----------- --------- --------------------- ------------------- -------------------
               Ages:  18 - 75       $35,000,000          $35,000,000         $35,000,000
          =========== ========= ===================== =================== ===================

6.       OCCUPATION EXCLUSION LIST FOR AUTOMATIC REINSURANCE

o        Entertainers
o        High Profile Athletes

7.       FOREIGN TRAVEL EXCLUSIONS

         Applications by US/Canadian residents with foreign travel will be excluded from automatic reinsurance and handled on a facultative basis if the following conditions apply:

o        The amount of insurance is in excess of $1 million and
o        Travel is to a "C" or "D" rated country where the expected travel is greater than or equal to three months or travel is to an "E" rated country where the expected travel is greater than one month.

8.       FOREIGN RESIDENCE EXCLUSIONS

         Non-US/Canadian residents will be excluded from automatic reinsurance and handled on a facultative basis if the following conditions apply:

o        The amount of insurance is in excess of $1 million and
o        Residence is in a "C" or "D" rated country.

9.       MINIMUM CESSION

         The minimum amount per cession that can be reinsured with THE REINSURER is $50,000.

10.      RISK TRIGGER EVENT:

         A "Risk Trigger Event" will have occurred if THE REINSURER's Company Action Level RBC Ratio is reduced below 200% and THE
         REINSURER has not provided THE COMPANY, on a timely basis, alternative security in the form of a letter of credit in an amount equal to the effective exposure (as defined below) for the policies reinsured under this Agreement, and that meets the requirements set forth in the 'Letter of Credit Provisions' in Section 11 of this Schedule A.

         "Effective Exposure" is defined as the amount owed to THE COMPANY by THE REINSURER.

11.      LETTER OF CREDIT PROVISIONS:

a.       Under the circumstances  described in Section 10 of this Schedule A, THE REINSURER may apply for, provide to THE COMPANY,  and maintain  during  the entire  term of this  Agreement,  one or more  letters of credit  with  respect to all the  amounts recoverable  from THE REINSURER under this Agreement  (collectively,  the "Letters of Credit") so as to avoid  triggering
              THE COMPANY's right of recapture  under Section 24. If THE REINSURER  elects to do so, each of the Letters of Credit must individually  satisfy the  requirements of subsections b., c. and d. below and all of the Letters of Credit  collectively must satisfy the  requirements of subsections e. and f. below. In addition,  each Letter of Credit  individually  and all of the Letters of Credit collectively must satisfy any other applicable legal or regulatory  requirements of Arizona that must be complied  with in order to ensure  that THE  COMPANY is  entitled to take the maximum  credit for the risks ceded under this Agreement on its  financial statements.

b.       Each of the  Letters of Credit  must:  (I) be an original  and signed by an  authorized  official  of the  issuing  bank or an authorized  official of the confirming  bank (in the case of a confirmation  meeting the  requirements  of this Section);
              (II)  contain an issuance  date and contain an expiry date that is no earlier  than one  calendar  year from the issuance date;  (III) be issued or confirmed by a "Qualified  Bank" (as defined in subsection c. below ); (IV) be issued on behalf of THE  REINSURER  as the  "Applicant"  and  include  such  indication  in a boxed area that  states it is "For  Internal
              Identification  Purposes  Only" (or  similar  words to that  effect)  and that does not affect the terms of the Letter of
              Credit or the bank's obligations thereunder;  (V) be issued to THE COMPANY as "Beneficiary" and expressly indicate in the body of the Letter of Credit that the definition of the  "Beneficiary"  under the Letter of Credit includes any successor by  operation  of law of THE  COMPANY,  including,  without  limitation,  any  liquidator,  rehabilitator,  receiver,  or conservator  for THE COMPANY;  (VI) be issued,  presentable  and payable at an office of the issuing or  confirming  bank within the United  States;  (VII) be "clean and  unconditional"  (meaning that the Letter of Credit makes no reference to any other  agreement,  document or entity and provides that the Beneficiary need only draw a sight draft under the Letter of Credit or confirmation  and present it to promptly obtain funds and that no other document need be presented);  (VIII)
              contain a statement  that it is not subject to any  agreement,  condition or  qualification  outside the Letter of Credit itself;  (IX) contain  a statement to the effect that the obligation of the issuing bank under the Letter of Credit is an individual  obligation  of such  bank  and is in no way  contingent  upon  reimbursement  with  respect  thereto;  (X) be irrevocable and contain an "evergreen clause" (meaning that the letter of credit or confirmation  cannot be revoked prior to its expiry date and that it will automatically  renew prior to the occurrence of the expiry date unless written notice sent by U.S.  registered  mail has been  delivered to THE COMPANY as  Beneficiary  at the notice  address  stipulated  in subsection  d. of this  Section  not less than 30 days  prior to the expiry  date);  (XI) state that it is subject to and governed by the laws of the State of Arizona and the 1993  Revision of the Uniform  Customs and Practice for  Documentary
              Credits of the International  Chamber of Commerce  (Publication 500) and that, in the event of any conflict,  the laws of the State of Arizona will  control;  and (XII)  contain a provision  for an  extension of time,  of not less than 30 days after  resumption  of  business,  to draw  against the Letter of Credit in the event that one or more of the  occurrences described in article 17 of Publication 500 occurs.

c.       As used in  subsection  b. of this  Section,  the term  "Qualified  Bank"  shall  mean a bank or trust  company  that:  (I) is organized and existing, or in the case of a branch or agency office of a foreign banking organization is licensed,  under the laws of the United States or any state thereof;  (II) is regulated,  supervised and examined by United States Federal or state authorities  having regulatory  authority over banks and trust companies;  (III) is determined by the Securities
              Valuation Office of the National  Association of Insurance  Commissioners  to meet such standards of financial  condition and standing as are  considered  necessary and  appropriate  to regulate the quality of banks and trust  companies  whose letters of credit will be acceptable to insurance regulatory  authorities;  (IV) is not a foreign branch office of a bank or trust company  organized and existing in the United  States;  and (V) is not a parent,  subsidiary or affiliate of THE
              COMPANY or THE REINSURER.

d.       Each Letter of Credit must indicate that notices of non-renewal will be sent to the following  address,  or such other address as may be indicated in a notice sent by THE COMPANY to the issuing or confirming bank:

              Chief Actuary
              Pruco Life Insurance Company
              213 Washington Street
              Newark, New Jersey   07102-2992

e.       All of the Letters of Credit must, in the aggregate,  provide for a maximum amount that can be drawn  thereunder of a sum that is at least as great as THE  COMPANY  has  indicated  will be required  under the terms of this  Agreement  and under the respective  terms of all other  related  reinsurance  agreements  between THE  REINSURER and THE COMPANY for which a Risk
              Trigger Event,  as defined in the  respective  reinsurance  agreements,  has occurred.  Each year around  December 1, THE
              COMPANY will indicate to THE REINSURER  the aggregate  coverage  amount needed under all of the Letters of Credit as well as any other  information  necessary  for THE  REINSURER to provide THE COMPANY the  required  Letters of Credit prior to
              December 31. The cost for all Letters of Credit  furnished and  maintained  under this  Agreement will be borne solely by
              THE REINSURER.

f.       THE  REINSURER  and THE COMPANY  agree that any or all of the  Letters of Credit  provided  by THE  REINSURER  pursuant to the provisions of this Agreement may be drawn upon in full or in part at any time,  notwithstanding  any other  provisions in this  Agreement,  and may be utilized by THE  COMPANY or any  successor  by  operation  of law of THE COMPANY  including, without  limitation,  any  liquidator,  rehabilitator,  receiver or  conservator  of THE COMPANY for any of the following purposes:

i.       to  reimburse  THE  COMPANY for THE  REINSURER's  share of premiums  returned  to the owners of policies  reinsured  under the reinsurance agreement on account of cancellations of such policies;

ii.      to reimburse THE COMPANY for THE  REINSURER's  share of benefits or losses paid by THE COMPANY under the terms and  provisions of the policies reinsured under this Agreement;

iii.     to pay any other amounts THE COMPANY claims are due under this Agreement:

                  All of the  foregoing  will be applied  without  diminution  because of  insolvency on the part of THE COMPANY or THE
                  REINSURER.

g.       THE  REINSURER  and THE COMPANY  agree that any or all of the  Letters of Credit  provided  by THE  REINSURER  pursuant to the provisions  of this  Agreement may be drawn upon in full or in part upon notice of  non-renewal  of the Letter of Credit, notwithstanding any other provisions in this Agreement,  and may be utilized by THE COMPANY or any successor by operation of law of THE COMPANY  including,  without  limitation,  any  liquidator,  rehabilitator,  receiver or conservator of THE
              COMPANY for the following purpose:

i.       to fund an account with THE COMPANY in an amount at least equal to the deduction,  for reinsurance  ceded,  from THE COMPANY's liabilities  for policies ceded under this  Agreement.  Such amount shall  include,  only reserves for claims and losses incurred (including losses incurred but not reported),  loss adjustment  expenses,  and unearned premiums;
                      and

              The foregoing will be applied without diminution because of insolvency on the part of THE COMPANY or THE REINSURER.

         THE REINSURER further acknowledges and agrees that THE COMPANY or any successor by operation of law of THE COMPANY including, without limitation, any liquidator, rehabilitator, receiver or conservator of THE COMPANY may draw upon any or all of the Letters of Credit in full or in part in the event that:  (I) a notice of cancellation or non-renewal has been issued by the issuing or confirming bank under any of the Letters of Credit and THE REINSURER has not obtained one or more replacement letters of credit that satisfy all of the applicable requirements of this Section by that date which is ten days prior to the earliest expiry date of the Letter of Credit or Letters of Credit as to which notice of cancellation or non-renewal has been sent; or (II) the maximum amount that may be drawn under any of the Letters of Credit has been reduced or THE COMPANY has communicated to THE REINSURER in accordance with the provisions of subsection e. of this Section a need to increase the aggregate amount available under all of the Letters of Credit and THE REINSURER has not obtained one or more replacement Letters of Credit or one or more additional Letters of Credit so that all issued and outstanding Letters of
         Credit that will remain in effect provide for coverage in an amount sufficient to meet the requirements of subsection e. of this Section.

12.      RISK RETENTION LIMITS - THE COMPANY

         The total amount of insurance retained on an individual life for THE COMPANY and its affiliates will not exceed the risk retention limits in the following tables.

         Non-Smoker:

                ==================== ========================== ========================== ==========================
                     Issue Age         No Substandard Rating            Class A-D                  Class E-H
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      0 - 65                $30,000,000                $25,000,000                $15,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      66 - 70               $25,000,000                $20,000,000                $13,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      71 - 75               $15,000,000                $12,000,000                $10,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      76 - 80               $13,000,000                $10,000,000                $7,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      81 - 85               $9,000,000                 $7,000,000                 $5,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      86 - 90               $4,000,000                 $3,000,000                 $2,000,000
                ==================== ========================== ========================== ==========================

         Smoker:

                ==================== ========================== ========================== ==========================
                     Issue Age         No Substandard Rating            Class A-D                  Class E-H
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      15 - 65               $20,000,000                $20,000,000                $15,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      66 - 70               $15,000,000                $15,000,000                $12,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      71 - 75               $10,000,000                $10,000,000                $10,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      76 - 80               $10,000,000                $10,000,000                $6,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      81 - 85               $7,000,000                 $6,000,000                 $4,000,000
                -------------------- -------------------------- -------------------------- --------------------------
                -------------------- -------------------------- -------------------------- --------------------------
                      86 - 90               $3,000,000                 $2,000,000                 $2,000,000
                ==================== ========================== ========================== ==========================

13.      RISK RETENTION LIMITS THE REINSURER

         The retention limit of THE REINSURER is equal to $400,000 per life.

                                                              SCHEDULE B

                                                                NOTICES
---------------------------------------------------------------------------------------------------------------------------------------

1.       NOTICES SENT TO THE COMPANY

         Nicholas M. Simonelli
         Vice President and Actuary
         The Prudential Insurance Company of America
         213 Washington Street
         Newark, NJ 07102-2992

2.       NOTICES SENT TO THE REINSURER

         Beth Christy
         Director of Reinsurance
         M Financial Plaza
         1125 NW Couch Street Suite 900
         Portland, Oregon, 97209
                                                             SCHEDULE C-1
                                                      COMPANY EXPENSE ALLOWANCES

C1.01 Expense  Allowances as a Percentage of Premiums.  THE REINSURER  shall pay THE COMPANY  premium based expense  allowances for all policies without ECV rider as follows:

     -------------------------------------------- ----------------------- ------------------------- --------------------
                                                    First Policy Year       Policy Years 2 - 10      Policy Years 11 +
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Compensation to Producer as a % of Target             65%                     5.25%                   1.5%
     Premium
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Compensation to Producer as a % in Excess            2.25%                    2.25%                   1.5%
     of Target Premium
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Overrides as a % of Target Premium                    5.5%                     1.0%                    0%
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Overrides as a % in Excess of Target                  0.5%                     0.5%                    0%
     Premium
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Overhead and Administration Expense as a %            7.6%                     0.2%                   0.25%
     of Target Premium
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Overhead as a % in Excess of Target Premium            0%                       0%                    0.25%
     -------------------------------------------- ----------------------- ------------------------- --------------------

---------------------------------------------------------------------------------------------------------------------------------------
THE REINSURER shall pay THE COMPANY premium based expense allowances for all policies with ECV rider as follows:

     -------------------------------------- --------------- ---------------- ------------------- ------------------------
                                             First Policy   Policy Years 2    Policy Years 6 -      Policy Years 11 +
                                                 Year             - 5                10
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     Compensation to Producer as a % of         20.33%           5.25%             5.25%                  1.5%
     Target Premium
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     Compensation as a % of Target               N/A            14.58%              N/A                    N/A
     Premium Paid in Year 1 *
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     Compensation to Producer as a % in         2.25%            2.25%             2.25%                  1.5%
     Excess of Target Premium
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     Overrides as a % of Target Premium         1.72%            1.0%               1.0%                   0%
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     Overrides as a % in Excess of Target        0.5%            0.5%               0.5%                   0%
     Premium
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     Overhead and Administration Expense         7.6%            0.2%               0.2%                  0.25%
     as a % of Target Premium
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     -------------------------------------- --------------- ---------------- ------------------- ------------------------
     Overhead as a % in Excess of Target          0%              0%                 0%                   0.25%
     Premium
     -------------------------------------- --------------- ---------------- ------------------- ------------------------

*Deferred compensation not payable in policy years 2 - 5 if policy has lapsed.  Upon death all future compensation will be payable.

C1.02 Expense Allowances as a Percentage of Assets. THE REINSURER shall pay THE COMPANY asset based expense allowances as follows:
     -------------------------------------------- ----------------------- ------------------------- --------------------
                                                    Policy Years 0 - 3      Policy Years 4 - 10      Policy Years 11 +
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Compensation to Producer as a % of                    0.0%                     .11%                   .05%
     Contract Fund
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Overrides as a % of Contract Fund                     0.0%                     0.0%                   0.0%
     -------------------------------------------- ----------------------- ------------------------- --------------------
     -------------------------------------------- ----------------------- ------------------------- --------------------
     Overhead as a % of Contract Fund                      0.0%                     0.0%                   0.0%
     -------------------------------------------- ----------------------- ------------------------- --------------------

C1.03 Expense Allowances Per Policy THE REINSURER shall pay THE COMPANY a per policy expense allowance as follows:

----------------------------------------------------
     First Policy Year          Policy Years 2+
----------------------------------------------------
----------------------------------------------------
          $222.06                    $40.94
----------------------------------------------------

These amounts shall be increased by 2.5% per calendar year beginning in Year 2.

C1.04 Expense Allowance for Risk-based Capital. THE REINSURER shall pay THE COMPANY a quarterly expense allowance as follows:

RBC Expense Allowance = (Rent Factor) times (Notional Target Surplus)

Rent Factor = 2.7%

 Notional Target Surplus = (C-4 factor of 0.0005) x (Target RBC Ratio) x (Portion of Policy Reinsured x Separate Account Reserves)

Target RBC Ratio = 230%. The Target RBC Ratio is defined as the percentage of the NAIC Company Action Level RBC that is used to determine target surplus requirements in product pricing. This ratio may be changed on inforce policies or new business by mutual agreement of THE COMPANY and THE REINSURER.

C1.05 Sharing of M Fund Margins. M Financial Investment Advisers, Inc. ("MFIA"), is the investment adviser to M Fund, Inc. (the
"Fund"), a series fund consisting of multiple portfolios which are offered as variable subaccounts of the Pruco AZ/NJ Account.  THE
REINSURER hereby agrees to apportion to THE COMPANY an amount equal to the portion of the policy reinsured times the net income derived from such Account for each annual accounting period for which net income is positive. Net income becomes positive at the point when  cumulative gross revenue from inception of the Fund to date exceeds cumulative total expenses from inception of the Fund to date.  This payment is not in return for any services provided by THE COMPANY.
 .
    For the purposes of the Agreement the term gross revenue shall be defined as the investment advisory fees earned by MFIA pursuant to Schedule A to the Investment Advisory Agreement between M Fund, Inc. and MFIA.

     For the purposes of this Agreement the term total expenses shall be those expenses listed below:

    a.   Sub-Advisory fees paid to the Fund's sub-advisers, which are identified in Schedule A to the Investment Sub-Advisory
    Agreements between MFIA and the sub-advisers.

    b.   Voluntary operating expense reimbursement undertaken by MFIA equal to any M Fund operating expenses (not including advisory fees, brokerage or other portfolio transaction expenses or expenses of litigation, indemnification, taxes or other extraordinary expenses) that exceed 25bp of average daily net assets for each portfolio.

    c.   Administrative expenses (marketing, staffing research and development, etc.) associated with the management of the M Fund
    Portfolios for which MFIA receives no additional compensation from M Fund.

    For each annual accounting period where gross revenue exceeds total expenses and net income is positive, THE REINSURER will apportion an amount equal to 50% of the net income associated with the Account to be determined as follows:

    Payment to THE COMPANY =

    (Pruco Account Average M Fund daily net assets) X (50%) X (MFIA Net income)
    (M Fund Average daily net assets)
                                                              SCHEDULE D

                                                     INVESTMENT INCOME CALCULATION

The investment income, for purposes of Section 11 c., shall be calculated for each and every accounting period for the duration of this Agreement as follows:

D.01 General Account Assets.  For the assets underlying the general account portion of the Modco reserves, the investment income shall be calculated according to the following formula:

              (A + B) divided by 2 times I, where

              A = the portion of the Modco reserve under the fixed account rider as of the beginning of such then current accounting period; and

              B = the same Modco reserve as of the end of such accounting period; and

              I = the interest crediting rate of the MPVUL policies for the previous quarter.

D.02 Separate Account Assets.  For the assets underlying the separate account portion of the Modco reserves, the investment income shall be equal to the sum of the daily investment experience for each of the subaccounts within the separate account.  The account value increases or decreases daily depending on the gross investment experience of the subaccounts to which the amounts are allocated at the direction of the policyowner.

Such separate  accounts are operated as unit investment  trusts  registered  under the Investment  Company Act of 1940. Such investment income shall be equal to the sum of:

a)       total Accrued Investment Income; plus
b)       realized and unrealized capital gains; less
c)       realized and unrealized capital losses; less
d)       investment expenses as defined in D.02, below.

Quarterly accounting settlements will reflect investment income based on the average portfolio rate for the previous three months, for the pertinent investment portfolio according to the third-party administrator investment report applied to the current accounting period's average Modco reserves.

D.03 Investment Expenses.  For purpose of this Agreement, the term investment expenses shall be those expenses listed below as they apply to their respective investment income calculation above:

a)       Investment management fees paid by the Company's General Account to the various Investment Managers of the subaccounts; and

b)       Investment expenses paid by the Company's General Account which pertain to activities undertaken by the Trust (Series Fund);
              and

c)       Investment expenses incurred by the Company Separate Account that are paid by the General Account; and

d)       Investment expenses paid by the Trust (Series Fund).

Any changes to the investment  expenses described in this paragraph shall be made only upon the mutual consent of the parties,  but THE
REINSURER  shall not withhold its consent if the such changed  expense is  competitive  with the industry  charges of other  investment managers and less than loading for such investment expenses then currently assessed to the policyholder.